 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

                                                Date of report (Date of earliest event reported):  February 15, 2005 (February 14, 2005)

TECHNEST HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

             000-27023                                88-0357272

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     (Commission File Number)               (IRS Employer Identification No.)

           90 Grove St, Suite 204

           RIDGEFIELD, CT                                       06877

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  (Address of Principal Executive Offices)                        (Zip Code)

                                 (203) 894-9700

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              (Registrant's Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

--------------------------------------------

(a)      FINANCIAL STATEMENTS OF GENEX

         ----------------------------

         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                          4

         FINANCIAL STATEMENTS

         Balance Sheets as of December 31, 2004 and December 31, 2003                     5

         Statements of Operation for the Years Ended December 31, 2004                    7

         and December 31, 2003

         Statements of Stockholder’s Equity for the Years Ended                           8

         December 31, 2004 and December 31, 2003

         Statements of Cash Flows for the Years Ended December 31, 2004 and               9

         December 31, 2003

         NOTES TO THE FINANCIAL STATEMENTS                                                10

(b)      UNAUDITED PRO FORMA FINANCIAL INFORMATION                                        20

         -----------------------------------------

         Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2004           21

         Unaudited Pro Forma Consolidated Statement of Operations for the Years

         Ended December 31, 2004 and December 31,2003                                     23

         Notes to the Unaudited Pro Forma Consolidated Financial Statements               25

SIGNATURES                                                                                27

----------

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS

As previously reported on a Current Report on Form 8-K dated February 14, 2005 (filed on February 15, 2005) (the "Initial 8-K"), Technest Holdings, Inc. ("Technest") acquired all of the outstanding stock of GENEX Technologies, Inc. ("GENEX") for $3 million in cash; (ii) 10,168,764 shares of Markland Technologies, Inc.'s common stock (the shares of Markland common stock issued to Technest in the Markland Investment); and (iii) if earned, contingent payments in the form of additional shares of Technest common stock. Jason Geng's share consideration will be adjusted to reflect changes in the closing bid price of Markland common stock in the 10 trading days following February 14, 2005, subject to limitations set forth in the Merger Agreement.

This Form 8-K/A is being filed to amend the Initial 8-K to include the Financial Statements of GENEX and the Pro Forma Financial Information relating to Technest's acquisition of GENEX referred to below. Such information should be read in conjunction with the Initial 8-K.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The following report, financial statements and notes thereto are filed herewith:

o report of Wolf & Company, P.C., independent registered public accounting firm

o balance sheets as of December 31, 2004 and December 31, 2003

o statements of operations for the years ended December 31, 2004 and December 31, 2003

o statements of stockholder’s equity for the years ended December 31, 2004 and December 31, 2003

o statements of cash flows for the years ended December 31, 2004 and December 31, 2003

o notes to the financial statement for the years ended December 31, 2004 and 2003

(b) UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information is filed herewith:

o unaudited pro forma consolidated balance sheet as of December 31, 2004

o unaudited pro forma consolidated statement of operations for the year ended December 31, 2004

o unaudited pro forma consolidated statement of operations for the year ended December 31, 2003

o notes to the unaudited pro forma consolidated financial statements

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

GENEX Technologies, Inc.

Fredericksburg, Virginia

We have audited the accompanying balance sheets of Genex Technologies, Inc. as of December 31, 2004 and 2003, and the related statements of operations, stockholder’s equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Genex Technologies, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

\s\ Wolf & Company, P.C. Boston, Massachusetts April 29, 2005

                                 GENEX TECHNOLOGIES, INC.

                                      BALANCE SHEETS

                                 DECEMBER 31, 2004 AND 2003

                                                                          DECEMBER 31,

                                                                  ---------------------------

                                                                       2004           2003

                                                                  ------------   ------------

                               ASSETS

CURRENT ASSETS

  Cash and cash equivalents                                       $   113,452    $   106,204

  Accounts receivable                                                 969,953      1,778,559

  Employee advances                                                    30,000         33,000

  Prepaid expenses and other current assets                            25,404         15,156

  Inventory                                                           131,754             --

                                                                   ------------   ------------

    TOTAL CURRENT ASSETS                                            1,270,563      1,932,919

                                                                 ------------   ------------

PROPERTY AND EQUIPMENT

  Computers and equipment                                              39,684         22,192

  Vehicles                                                             26,134         55,972

                                                                  ------------   ------------

                                                                       65,818         78,164

  Less accumulated depreciation                                       (43,719)       (58,641)

                                                                 ------------   ------------

                                                                       22,099         19,523

                                                                 ------------   ------------

OTHER ASSETS

  Definite-lived intangible assets                                    188,609        123,316

  Less accumulated amortization                                       (26,712)       (16,581)

                                                                 ------------   ------------

                                                                      161,897        106,735

                                                                 ------------   ------------

                                                                  $ 1,454,559    $ 2,059,177

                                                                 ============   ============

See report of independent registered public accounting firm and notes to financial statements.

                                 GENEX TECHNOLOGIES, INC.

                                      BALANCE SHEETS

                                DECEMBER 31, 2004 AND 2003

                                                                 DECEMBER 31,

                                                           ------------------------

                                                                2004         2003

                                                           -----------  -----------

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES

  Accounts payable and accrued expenses                    $    6,150   $   26,887

  Short-term debt – related party                             300,000      300,000

  Other current liabilities                                   175,561      185,383

                                                           -----------  -----------

    TOTAL CURRENT LIABILITIES                                 481,711      512,270

                                                           -----------  -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S EQUITY

  Common stock, par value $.001 per share;

    20,000,000 shares authorized,

    10,000,000 issued and outstanding                          10,000       10,000

  Additional paid-in capital                                   83,887       83,887

  Unearned stock-based compensation                           (13,324)     (27,256)

  Retained earnings                                           892,285    1,480,276

                                                           -----------  -----------

    TOTAL STOCKHOLDER’S EQUITY                                972,848    1,546,907

                                                           -----------  -----------

                                                           $1,454,559   $2,059,177

                                                           ===========  ===========

See report of independent registered public accounting firm and notes to financial statements.

                                 GENEX TECHNOLOGIES, INC.

                                   STATEMENTS OF OPERATIONS

                        YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                    2004            2003

                                                            -------------   -------------

Revenues                                                     $ 5,165,536    $  5,214,026

Direct costs                                                   3,484,574       2,888,668

                                                            -------------   -------------

    GROSS PROFIT                                               1,680,962       2,325,358

                                                            -------------   -------------

Operating expenses:

  Selling, general and administrative expenses                 1,874,888       1,412,509

  Non-cash stock-based compensation                               13,932          17,968

  Depreciation and amortization                                   13,111          13,072

                                                           -------------   -------------

    TOTAL OPERATING EXPENSES                                   1,901,931       1,443,549

                                                           -------------   -------------

    OPERATING(LOSS)INCOME                                       (220,969)        881,809

Other income:

  Interest income                                                  5,390           2,567

                                                           -------------   -------------

    NET (LOSS)INCOME                                        $   (215,579)   $    884,376

                                                           =============   =============

See report of independent registered public accounting firm and notes to financial statements.

GENEX TECHNOLOGIES, INC.

STATEMENTS OF STOCKHOLDER’S EQUITY

YEARS ENDED DECEMBER 31, 2004 AND 2003

	COMMON STOCK		UNEARNED STOCK-BASED COMPENSATION	ADDITIONAL PAID-IN CAPITAL	RETAINED EARNINGS	STOCKHOLDER'S EQUITY
	SHARES	AMOUNT

Balance - January 1, 2003	10,000,000	$ 10,000	$ (45,223)	$ 83,887	$ 770,693	$ 819,357
Net Income	----	----	----	----	884,376	884,376
Distributions	----	----	----	----	(174,793)	(174,793)
Amortization of unearned stock-based compensation	----	----	17,967	----	----	17,967
Balance - December 31, 2003	10,000,000	10,000	(27,256)	83,887	1,480,276	1,546,907
Net Loss	----	----	----	----	(215,579)	(215,579)
Distributions	----	----	----	----	(372,412)	(372,412)
Amortization of unearned stock-based compensation	----	----	13,932	----	----	13,932
Balance - December 31, 2004	10,000,000	$ 10,000	$ (13,324)	$ 83,887	$ 892,285	$972,848
	==========	=========	=========	=========	=========	========

See report of independent registered public accounting firm and notes to financial statements.

                                 GENEX TECHNOLOGIES, INC.

                                 STATEMENTS OF CASH FLOWS

                        YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                           2004           2003

                                                                         -------       -------

CASH FLOWS FROM OPERATING ACTIVITIES

  Net (loss) income                                                   $ (215,579)  $   884,376

  Adjustments to reconcile net (loss) income to net

    cash provided by operating activities:

   Depreciation and amortization                                          13,111        13,072

   Amortization of stock based compensation                               13,932        17,967

   Loss on disposal of fixed assets                                           --        23,466

    Change in operating assets and liabilities:

      (Increase) decrease in assets:

        Accounts receivable                                              808,606      (824,746)

        Prepaid expenses and other current assets                         (7,248)       54,612

        Inventory                                                       (131,754)           --

       Increase in liabilities:

        Accounts payable and accrued expenses                            (20,737)       26,887

        Other current liabilities                                         (9,822)       58,069

                                                                    ------------    ----------

        NET CASH PROVIDED BY OPERATING ACTIVITIES                        450,509       253,703

                                                                    ------------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES

  Purchase of property and equipment                                    (17,492)       (30,230)

  Investment in definite-lived intangible assets                        (65,293)       (43,708)

                                                                    ------------   ------------

        NET CASH USED IN INVESTING ACTIVITIES                           (82,785)       (73,398)

                                                                    ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES

  Repayment of bank overdraft                                                --       (198,768)

  Proceeds from short-term debt – related party                         300,000        300,000

  Repayments of short-term debt – related party                        (300,000)            --

  Distributions                                                        (360,476)      (174,793)

                                                                    ------------   ------------

        NET CASH USED IN FINANCING ACTIVITIES                          (360,476)       (73,561)

                                                                    ------------   ------------

        INCREASE IN CASH AND CASH EQUIVALENTS                             7,248        106,204

Cash and Cash Equivalents:

  Beginning                                                             106,204             --

                                                                    ------------   ------------

  Ending                                                            $   113,452    $   106,204

                                                                    ============   ============

Supplemental Cash Flow Disclosure

Non-cash distribution of property and equipment,                      $  11,936     $  --

                                                                    ============   ===========

See report of independent registered public accounting firm and notes to financial statements.

GENEX TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION:

Genex Technologies, Inc. (the "Company" or “Genex”) was incorporated in the State of Maryland in April 1995.  The Company, develops state-of-the-art electro-optical imaging products and technologies that address real-world customer needs in military and other applications. It has both a research and development team as well as two product teams; one with a focus on government products and one with a focus on commercial products.

Effective February 14, 2005, Technest Holdings, Inc., a publicly-traded Florida corporation ("Technest"), acquired 100% of the Company's outstanding common stock in conjunction with a Stock Purchase Agreement dated February 14, 2005 ("the Acquisition"). Technest paid the stockholder $3,000,000 in cash and transferred 10,168,764 shares of Markland Technologies, Inc. common stock for all of the capital stock of Genex. As a result of this transaction, Genex Technologies, Inc. became a wholly-owned subsidiary of Technest.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, the Company includes all cash accounts which are not subject to withdrawal restrictions or penalties.

REVENUE RECOGNITION

Revenues from time and materials contracts are recognized as costs are incurred.

Revenues from firm fixed price contracts are recognized on the percentage-of-completion method, either measured based on the proportion of costs recorded to date on the contract to total estimated contract costs or measured based on the proportion of labor hours expended to date on the contract to total estimated contract labor hours, as specified in the contract.

Provisions for estimated losses on all contracts are made in the period in which such losses become known. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revision to cost and income and are recognized in the period in which the revisions are determined.

ACCOUNTS RECEIVABLE

Accounts receivable represent the amount invoiced by the Company under contracts. An allowance for doubtful accounts is determined based on management's best estimate of probable losses inherent in the accounts receivable balance. Management assesses the allowance based on known trouble accounts, historical experience and other currently available evidence. If management determines amounts to be uncollectible, they will be charged to operations when that determination is made.

Substantively all of the Company's receivables are due from government contracts, either directly or as a subcontractor. The Company has not experienced any material losses in accounts receivable related to these contracts and has provided no allowance at December 31, 2004 and 2003. If management determines amounts to be uncollectible, they will be charged to operations when that determination is made.

DEPRECIATION AND AMORTIZATION

Property and equipment are depreciated using straight-line methods over the estimated useful lives of assets as follows:

Computers and equipment 3 years Vehicles 5 years

GENEX TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2004 AND 2003

INVENTORIES

Inventories are stated at the lower of cost or market.  Cost is determined by the first-in, first-out method and market represents the lower of replacement costs or estimated net realizable value.

INCOME TAXES

The Company, with the consent of its stockholder, elected to have its earnings taxed under Subchapter S of Chapter 1 of the Internal Revenue Code of 1986, as amended. Accordingly, for both Federal and state tax purposes, the Company's net income is taxed to the stockholders on their individual tax returns. Therefore, no provision for income taxes is recognized in the financial statements. On the effective date of the Acquisition (see above), the Company forfeited its status as a Subchapter S corporation.

CONCENTRATIONS

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places their temporary cash investments at financial institutions. However, a portion of temporary cash investments exceed FDIC insured levels.

Substantially all contract revenue is generated from contracts with Federal government agencies either directly or as subcontractors. Consequently, substantially all accounts receivable are due from Federal government agencies either directly or through other government contractors. One contract with the Unisys Corporation  represented 15% of total revenue for year ended December 31, 2004 and 6% of account receivables at December 31, 2004.  Three contracts  one with Unisys and two with the department of Commerce represented 22%, 14% and 11% of total revenue for the year ended December 31, 2003 and 6%, 23% and 15% of accounts receivable at December 31, 2003, respectively.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Estimates that are particularly susceptible to significant change in the near term relate to the revenue recognized under percentage completion method firm fixed price contracts, allowance for doubtful accounts, the estimated useful lives of property and equipment and the fair value of equity instruments.

STOCK-BASED COMPENSATION

Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Company’s stock option plans generally have no intrinsic value at the grant date, and under APB No. 25 no compensation cost is recognized for them.

The Company applies APB No. 25 and related interpretations in accounting for stock options issued to employees and directors as more fully described in Note __. Had compensation cost for the Company’s stock options issued to employees and directors been determined based on the fair value at the grant dates consistent with SFAS No. 123, there would have been no material impact on net (loss) income.

GENEX TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2004 AND 2003

DEFINITE-LIVED INTANGIBLE ASSETS

Definite-live intangible assets represent costs of outside legal counsel related to obtaining new patents.  Patent costs are amortized over the legal life of the patents, generally twenty years, starting on the patent issue date.  The costs of unsuccessful and abandoned patent applications are expensed when abandoned.  The cost to maintain existing patents are expensed as incurred.  The nature of the technology underlying these patents are :-

 3D Imaging Technology:
3D capture using structured white light
3D filtering and data manipulation
3D display in volumetric space

Intelligent Surveillance Technology:
360-degree video acquisition using mirror, lens, and array configurations
2D & 3D video detection and enhancement algorithms

3D Facial Recognition Technologys:
3D facial recognition and enhancement algorithms

IMPAIRMENT OF LONG-LIVED ASSETS AND DEFINITE-LIVED INTANGIBLE ASSETS

Pursuant to SFAS No. 144, the Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets and definite-lived intangible assets may not be recoverable. An impairment loss is recognized when expected cash flows are less than the asset's carrying value. Accordingly, when indicators or impairment are present, the Company evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying business. The Company's policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. If the carrying amount of the asset is determined not to be recoverable, a write-down to fair value is recorded based upon various techniques to estimate fair value.  No impairment charges were recorded in the years ended December 31, 2004 and 2003.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 123R, Accounting for Stock-Based Compensation (“SFAS No. 123R”). SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the fair value of such equity instruments be recognized as an expense in the historical financial statements as services are performed. Prior to SFAS No. 123R, only certain pro forma disclosures of fair value were required. The provisions of this Statement are effective for small business issuers the first interim reporting period that begins after December 15, 2005. Accordingly, we will adopt SFAS No. 123R commencing with the quarter ending March 31, 2006. If we had included the fair value of employee stock options in our financial statements, our net loss for the years ended December 31, 2004 and 2003 would have been as disclosed in Note 2 above. Accordingly, the adoption of SFAS No. 123R is expected to have a material effect on our financial statements.

In December 2004, FASB issued SFAS No. 151 (“SFAS 151”) Inventory Costs - an Amendment of ARB No. 43, Chapter 4. SFAS 151 clarifies the accounting for inventory when there are abnormal amounts of idle facility expense, freight, handling costs, and wasted materials. Under existing accounting principles, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be “so abnormal” as to require treatment as current period charges rather than recorded as adjustments to the value of the inventory. SFAS 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement shall be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS 151 is not expected to have a material effect on our position or results of operations.

GENEX TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 3. LEASE COMMITMENTS

Note 3.

The Company leases office space under the terms of a non-cancelable operating lease that expires in January 2006.  The office space lease provides for annual increases of 3% to the base rent and requires the Company to reimburse the landlord for its pro rata share of the increases in annual operating expenses and real estate taxes.  As of December 31, 2004 the following is a schedule of the future minimum lease payments required under this non-cancelable operating lease.

Years Ending December 31,

2005

$121,000

2006

    10,399

Total

$131,399

The Company is recording the rent expense on the straight-line basis and, as a result, has recorded deferred rent expense of $888 and $4,323 at December 31, 2004 and 2003.  Rent expense for the years ended December 31, 2004 and 2003 was $146,907 and $140,740, respectively.

NOTE 4. CONTINGENCIES

The Company's billings and revenue on time and material contracts are based on provisional fringe, general & administrative and overhead rates which are subject to audit by the contracting government agency.  During an audit conducted in November 2004 covering the fiscal year 2002, the Defense Contract Audit Agency (“DCAA”) discovered significant deficiencies in Genex’s accounting system that resulted in misclassified and unallowable costs. As a result of this audit, Genex could be prevented from completing certain previous contracts awarded by the Department of Defense and may be required to refund amounts overbilled to its customers. The Company has accrued $ 68,017 for overpayments for 2002 and has extended the analysis of misclassified and unallowed costs to 2003 and 2004. The Company has accrued $115,492  in 2003 and $102,228 in 2004 to cover anticipated liabilities.

NOTE 5. COMMON STOCK OPTIONS

In September 2000, the Company established the 2000 Stock Option Plan ("Plan") which provides for the granting of options which are intended to qualify either as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or as options which are not intended to meet the requirements of such section ("Non-Statutory Stock Options"). The total number of shares of common stock for issuance under the 2000 Plan shall not exceed 1,000,000. Options to purchase shares may be granted under the Plan to persons who, in the case of Incentive Stock Options, are key employees (including officers) of the Company or, in the case of Non-statutory Stock Options, are key employees (including officers) or non-employee directors of, or non-employee consultants to, the Company.

The exercise price of all Incentive Stock Options granted under the Plan must be at least equal to the fair market value of such shares on the date of the grant or, in the case of Incentive Stock Options granted to the holder of more than 10% of the Company's common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which Incentive Stock Options may be granted is ten years from the date of grant (five years in the case of an individual owning more than 10% of the Company's common stock).

The exercise price of all Non-Statutory Stock Options granted under the Plan must be at least equal to 85% of the fair market value of such shares on the date of the grant.

During 2004 and 2003, options to purchase 20,000 and 60,000 shares of common stock were granted pursuant to the Plan. As of December 31, 2004 and 2003 there were 257,080 and 208,754 options vested respectively.

Summary information with respect to stock options granted is as follows:

	Number of Shares	Exercise Price
Balance, December 31, 2002	232,000	$ 1.07
Granted	60,000	$ 1.21

Balance, December 31, 2003	292,000	$ 1.10
Granted	20,000	$ 1.25

Balance, December 31, 2004	312,000	$ 1.11

Shares under option  at December 31, 2004 were in the following exercise price range:

	Options outstanding			Options currently exercisable
	Wtd Ave	No of Shares	Wtd Ave	Wtd Ave	No of Shares
Exercise Price range	Exercise Price	under option	Remaining life	Exercise price	under option
$1.00 - $1.25	$1.11	312,000	6.8 yrs	$1.08	257,080

The fair value of stock option grants is estimated using the Black-Scholes option-pricing model with the following assumptions:

FOR THE YEAR ENDED DECEMBER 31:	2004	2003
Option term (years)	10	10
Volatility	50.0%	50.0%
Risk-free interest rate	3.5%	3.5%
Dividend yield	0.0%	0.0%
Weighted-average fair value per option granted	$0.44	$0.44

Between the years  2000 and 2004, the Company issued options to purchase 150,000 shares of common stock to certain consultants and members of the Company’s advisory board.  These options have a term of 10 years and vest over period of 3 years.  The Company determined the fair value of these options on the grant date using the Black-Scholes option pricing.model.  For any options with ongoing performance requirements, the Company remeasured the fair value of the options each period.  At December 31, 2004 and 2003, the Company recorded amortization of deferred compensation related to these non-employee options of $13,932 and $17,967 in the years ended December 31, 2004 and 2003, respectively.

NOTE 6. RELATED PARTY TRANSACTIONS

Advances to employees

Advances to employees represent short-term advances to employees.  There were no fixed repayment terms and no interest charged.  All amounts outstanding were collected in full subsequent to year-end.

Short-term debt – related parties

Short-term debt – related parties represent amounts advanced by a relative of the Company’s stockholder.  There were no fixed repayment terms and no interest charged.  All amounts outstanding were repaid in full subsequent to year-end.

Distributions

Distributions represent payments made by the Company on behalf of the sole stockholder for non-business items.

NOTE 7.  EMPLOYEE BENEFIT PLAN

The Company maintains a Simplified Employee Pension (the SEP Plan) for all employees who have attained the age of 21 and have completed  three years of service. Participants may make voluntary contributions up to  the maximum amount  allowed by law, but not to exceed 15% of each participant’s eligible compensation. The combined totals of participant and Company contributions may not exceed $30,000 by law. The Company contributions vest immediately to the participants. The Company recorded no contributions to the SEP plan for the years ended December 31st 2004 and 2003 respectively.

NOTE 8.  SUBSEQUENT EVENTS

Subsequent to year end, 100% of the Company's outstanding common stock was acquired by Technest. (see Note 1).

(b) UNAUDITED PRO FORMA FINANCIAL INFORMATION

TECHNEST HOLDINGS, INC.

AND

GENEX TECHNOLOGIES, INC.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The following unaudited pro forma consolidated balance sheet aggregates the balance sheet of Technest Holdings, Inc.  ("Technest") as of December 31, 2004 and the balance sheet of GENEX Technologies, Inc. ("GENEX") as of December 31, 2004, accounting for the transaction as a business combination pursuant to statement of Financial Accounting Standards No. 141 and using the assumptions described in the following notes, giving effect to Technest's acquisition of GENEX (see note 1 to pro forma consolidated financial statements), as if the transaction had occurred as of December 31, 2004. Due to the change in control following this transaction, it is accounted for as a reverse acquisition. This reverse acquisition is treated as a recapitalization of GENEX under the capital structure of Technest in exchange for Technest’s net assets.

The following unaudited pro forma consolidated statement of operations combine the results of operations of Technest for the years ended December 31, 2004 and December 31, 2003 with the results of operations of GENEX for the years ended December 31, 2004 and December 31,2003 as if the transaction had occurred as of the beginning of the period.

The pro forma consolidated financial statements should be read in conjunction with the separate historical financials statements of Technest, and the historical financial statements of GENEX appearing elsewhere herein. These pro forma financial statements are not necessarily indicative of the consolidated financial position, had the acquisition occurred on the date indicated above, or the consolidated results of operations which might have existed for the periods indicated or the results of operations as they may be in the future. For the purposes of preparing its consolidated financial statements the unaudited pro forma condensed consolidated balance sheet and the statements of operations reflects Technest's best estimates of this allocation; however, the final allocation may differ from the pro forma amounts.

                                                      TECHNEST HOLDINGS, INC. AND SUBSIDIARIES

                                                       Unaudited Pro forma Consolidated Balance Sheet

                                                       December 31, 2004

---------------------------------------------------------------------------------------------------------------------

                    ASSETS

                  ------                              Technest

                                                      Holdings       GENEX

                                                        Inc.         Technologies        Pro forma

                                                                        Inc.            Adjustments      Pro forma

                                                     -------------   -------------      -------------   -------------

                                                                                                        (unaudited)

CURRENT ASSETS

--------------

   Cash                                              $        139    $    113,452 (1)   $ (3,000,000)   $    561,853

                                                               --              -- (1)      3,448,262              --

   Accounts receivable                                         --         969,953                 --         969,953

   Inventory                                                   --         131,754                 --         131,754

   Other current assets                                        --          55,404                 --          55,404

                                                     -------------   -------------      -------------   -------------

         Total Current Assets                                 139       1,270,563             448,262      1,718,964

                                                     -------------   -------------      -------------   -------------

OTHER ASSETS

------------

   Property and Equipment - net                                --          22,099                 --          22,099

   Intangible assets                                           --         161,897(1)              --         161,897

                                                      ------------   -------------      -------------   -------------

         Total Other Assets                                    --         183,996                 --         183,996

                                                     -------------   -------------      -------------   -------------

         TOTAL ASSETS                                $        139    $  1,454,559       $    448,262       1,902,960

                                                     =============   =============      =============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY

------------------------------------

CURRENT LIABILITIES

-------------------

   Accounts payable                                  $    242,158    $      6,150       $         --    $    248,308

   Accrued expenses and other current liabilities              --         175,561 (2)         66,000         241,561

   Notes payable                                           67,158         300,000 (1)        550,000         917,158

                                                     -------------   -------------      -------------   -------------

         Total Current Liabilities                        309,316         481,711            616,000       1,407,027

                                                     -------------   -------------      -------------   -------------

    LONG-TERM DEBT                                             --              --                 --              --

                                                     -------------   -------------      -------------   -------------

         Total Liabilities                                309,316          481,711           616,000       1,407,027

                                                     -------------   -------------      -------------   -------------

                                                                TECHNEST HOLDINGS, INC.

                                                                Unaudited Pro forma Consolidated Balance Sheet

                                                                December 31, 2004

---------------------------------------------------------------------------------------------------------------------

                                                      Technest

                                                      Holdings         GENEX

                                                        Inc.          Technologies        Pro forma

                                                                         Inc.            Adjustments      Pro forma

                                                     -------------   -------------      -------------   -------------

                                                                                                         (unaudited)

COMMITMENTS AND CONTINGENCIES

-----------------------------

STOCKHOLDERS' EQUITY

--------------------

   Series A Convertible preferred stock                        --                 --              --            --

   Series B Convertible preferred stock                        --                 --           1,149          1,149

   Series C Convertible preferred stock                        --                 --           1,149          1,149

   Common stock                                            29,408          10,000 (1)        412,651        442,059

                                                                                             (29,408)

                                                                                              19,408

   Subscription Receivable                                (7,035)                 (1)          7,035             --

   Additional paid-in capital                          15,200,049          83,887 (1)      3,445,964      9,788,615

                                                                                  (1)    (15,200,049)            --

                                                                                  (1)      6,587,349

                                                                                  (1)       (328,585)

  Unearned stock-based compensation                           --          (13,324)                --        (13,324)

   Retained Earnings (accumulated deficit)            (15,531,599)        892,285 (2)     15,531,599     (9,723,715)

                                                                                          (3,000,000)

                                                                                          (7,000,000)

                                                                                            (550,000)

                                                                                             (66,000)

                                                     -------------   -------------      -------------   -------------

         TOTAL STOCKHOLDERS'EQUITY(DEFICIT)              (309,177)        972,848           (167,738)       495,933

                                                     -------------   -------------      -------------   -------------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $       139    $   1,454,559       $    448,262     $1,902,960

                                                     =============   =============      =============   =============

                                                                             TECHNEST HOLDINGS, INC.

                                                                           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                  YEAR ENDED DECEMBER 31, 2003

-------------------------------------------------------------------------------------------------------------------------

                                                             Technest         GENEX

                                                           Technologies    Technologies         Pro forma

                                                             Inc.               Inc.            Adjustments    Pro forma

                                                                            (Unaudited)        (Unaudited)   (Unaudited)

                                                           -------------   -------------       -----------  -------------

REVENUES                                                   $         --    $ 5,214,026        $       --   $  5,214,026

COST OF REVENUES                                                             2,888,668                --      2,888,668

                                                           -------------   -------------       -----------  -------------

GROSS PROFIT                                                         --      2,325,358                --      2,325,358

                                                           -------------   -------------       -----------  -------------

OPERATING EXPENSES

   Selling, general and administrative                          145,024       1,412,509                --      1,557,533

   Non-cash stock based compensation                                 --          17,968                --         17,968

   Depreciation and amortization                                     --          13,072                --         13,072

                                                           -------------   -------------       -----------  -------------

         TOTAL OPERATING EXPENSES                               145,024       1,443,549                --      1,588,573

                                                           -------------   -------------       -----------  -------------

   OPERATING INCOME (LOSS) FROM CONTINUING

         OPERATIONS                                            (145,024)        881,809                --        736,785

                                                           -------------   -------------       -----------  -------------

OTHER EXPENSES (INCOME), NET:

   Interest expenses                                             21,652              --    (2)     33,000        54,652

   Other expense (income), net                               (2,234,428)         (2,567)        2,234,428        (2,567)

                                                           -------------   -------------       -----------  -------------

         TOTAL OTHER EXPENSES (INCOME), NET                  (2,212,776)         (2,567)        2,267,428         52,085

                                                           -------------   -------------       -----------  -------------

INCOME (LOSS)BEFORE INCOME TAXES                              2,067,752         884,376   (3)  (2,267,428)       684,700

   Income taxes                                                      --              --   (4)          --             --

                                                           -------------   -------------       -----------  -------------

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS        $  2,067,752    $    884,376       $(2,267,428)  $    684,700

                                                           =============   =============      ============  =============

BASIC AND DILUTED LOSS PER COMMON SHARE:                   $       0.07                                    $      (0.00)

                                                           =============                                    =============

Weighted Average Number of Common Shares Outstanding         28,974,326                       412,650,577    441,624,903

                                                           =============                      ============  =============

                                                                             TECHNEST HOLDINGS, INC.

                                                                           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                 FOR THE YEAR ENDED DECEMBER 31, 2004

-------------------------------------------------------------------------------------------------------------------------

                                                             Technest         GENEX

                                                           Technologies    Technologies         Pro forma

                                                             Inc.               Inc.            Adjustments    Pro forma

                                                                                               (Unaudited)   (Unaudited)

                                                           -------------   -------------       -----------  -------------

REVENUES                                                   $         --     $ 5,165,536        $       --   $  5,165,536

COST OF REVENUES                                                     --       3,484,574                --      3,484,574

                                                           -------------   -------------       -----------  -------------

GROSS PROFIT                                                         --       1,680,962                --      1,680,962

                                                           -------------   -------------       -----------  -------------

OPERATING EXPENSES

   Selling, general and administrative                           14,818       1,874,888                --      1,889,706

   Non-cash stock based compensation                             90,000              --                --         90,000

   Depreciation and amortization                                     --          13,111                           13,111

                                                           -------------   -------------       -----------  -------------

         TOTAL OPERATING EXPENSES                               104,818       1,901,931                --      2,006,749

                                                           -------------   -------------       -----------  -------------

   OPERATING INCOME (LOSS) FROM CONTINUING

         OPERATIONS                                            (104,818)       (220,969)                --      (325,787)

                                                           -------------   -------------       -----------  -------------

OTHER EXPENSES (INCOME), NET:

   Interest expenses                                               7690              --             33,000       40,690

   Other expense (income), net                                       --          (5,390)               --        (5,390)

                                                           -------------   -------------       -----------  -------------

         TOTAL OTHER EXPENSES (INCOME), NET                       7,690          (5,390)            33,000       35,300

                                                           -------------   -------------       -----------  -------------

   INCOME (LOSS) FROM CONTINUING OPERATIONS

       BEFORE INCOME TAXES                                     (112,508)       (215,579)           (33,000)    (361,087)

   Income taxes                                                      --              -- (4)            --             --

                                                           -------------   -------------       -----------  -------------

LOSS FROM CONTINUING OPERATIONS APPLICABLE

   TO COMMON STOCKHOLDERS                                  $   (112,508)   $   (215,579)        $ (33,000)  $  (361,087)

                                                           =============   =============       ===========  =============

BASIC AND DILUTED LOSS PER COMMON SHARE:                   $      (0.00)                                    $     (0.00)

                                                           =============                                    =============

Weighted Average Number of Common Shares Outstanding          26,795,171                       412,650,577  439,445,748

                                                           =============                       ===========  =============

TECHNEST HOLDINGS, INC.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 - ACQUISITION OF GENEX AND RELATED FUNDING

Markland Technologies, Inc (whom we also refer to in this document as Markland), a homeland security and defense contractor, is a public company with a class of equity securities registered pursuant to Section 12(g) of the Exchange Act. This summary highlights selected information regarding  Markland’s acquisition of a controlling interest in Technest and Technest’s acquisition of Genex Technologies, Inc.,(whom we also refer to in this document as Genex) a private company. These events occurred subsequent to the end of the fiscal year covered by this report.   The acquisitions and the related financing transactions described below, including the issuance of our securities and securities of Technest Holdings, Inc. and the payment of all related fees and expenses, are collectively referred to in this filing as the Genex Transactions.  Additional information regarding the Genex Transactions is available in the Form 8-K we filed with the SEC on February 15, 2005 (SEC File # 000-27023).

On February 14, 2005, Markland acquired a controlling interest in Technest. In connection with this transaction, and, at the same time, Technest acquired all of the capital stock of Genex Technologies, Inc., a private company with expertise in imaging and surveillance whose primary customer is the U.S. Department of Defense. Technest financed the acquisition of Genex through the private placement of securities to sophisticated investors.

Markland's Acquisition Of Technest. Markland acquired 412,650,577 shares of Technest's common stock in exchange for 10,168,764 shares of Markland common stock and Markland’s agreement to issue shares of their common stock upon conversion of Technest Series B preferred stock. The offer and sale of these securities was made pursuant to Section 4(2) of the Securities Act of 1933, as amended, and rules adopted thereunder (the "Securities Act"). As a result of this transaction and as of April 8, 2005 , Markland own approximately 93% of Technest's common stock on a primary basis and approximately 39% of Technest common stock on a fully diluted basis (assuming the conversion of all of Technest's convertible securities and the exercise of all warrants to purchase Technest's common stock).

Robert Tarini, Markland’s Chief Executive Officer and Chairman of the Board, was appointed the Chief Executive Officer and a Director of Technest. Technest's only other director is Mark Allen. Mark Allen resigned as director of Technest on March 30, 2005.  In addition, Gino M. Pereira, Markland’s Chief Financial Officer, was appointed Chief Financial Officer of Technest and Dr. Joseph P. Mackin, Markland’s President and  Chief Operating Officer and a Director of Markland, was appointed President of Technest. Technest’s executive officers will split their time between Markland and Technest. They will not be able to devote all of their time to Technest.

Technest's Financing. Technest financed the acquisition of Genex with the sale of 1,149,425 shares of Technest Series B preferred stock which is convertible into Markland common stock, five-year warrants to purchase up to 242,735,571 shares of Technest common stock for an exercise price of $.0307 per share, and 1,149,425 shares of Technest Series C preferred stock convertible into 242,735,571 shares of Technest's common stock. Technest received gross proceeds of $5,000,000 in this offering. The purchasers in this offering included (i) Southridge Partners, LP, DKR Soundshore Oasis Holding Fund, Ltd., and DKR Soundshore Strategic Holding Fund, Ltd., (ii) ipPartners, Inc., a company controlled by Robert Tarini, the Chief Executive Officer and a director of Technest and Markland, and (iii) other investors. The offer and sale of these securities was made pursuant to Section 4(2) of the Securities Act. In this report, we refer to these investors collectively as the Investors.

Mr. Tarini was one of the investors in this private placement through ipPartners Inc., a company wholly- owned by Mr. Tarini. ipPartners Inc. invested $625,000 in this offering and received 143,678 shares of Technest Series B preferred stock, 143,678 shares of Technest Inc. C preferred stock, and warrants to purchase 30,341,920 shares of Technest common stock.

In connection with the Genex Transactions, the Board of Directors of Technest and the holders of a majority of the common stock of Technest approved a 1 for 211.18 reverse split of Technest's outstanding common stock. The reverse split will become effective not less than 20 days after an information statement relating to the reverse split is filed with the SEC and is mailed to the stockholders of Technest in accordance with Section 14C of the Securities Exchange Act of 1934, as amended, and rules adopted thereunder (the "Exchange Act").  We have not filed this information statement with the SEC.

Technest's Acquisition Of Genex. Technest paid $3,000,000 in cash and transferred 10,168,764 shares of Markland stock to Jason Geng, the sole stockholder of Genex for all of the capital stock of Genex. As a result of this transaction, Genex Technologies, Inc. became a wholly-owned subsidiary of Technest.  The Merger Agreement provides that Jason Geng’s share consideration will be adjusted to reflect changes in the closing bid price of our common stock in the 10 trading days following February 14, 2005. As a result of this adjustment, Mr Geng is entitled to an additional 2,018,347 shares of Markland common stock. In addition, the Merger Agreement provides for Mr. Geng to receive a twelve month unsecured promissory note in the principal amount of $550,000 that accrues interest at the rate of 6% per year. Also, if Genex meets specified revenue goals at the end of each of the first three years following February 14, 2005, the Merger Agreement provides that Technest will pay to Mr. Geng contingent consideration of additional shares of Technest common stock equal to the fair market value of 30% of the difference in Genex's gross revenue during the year proceeding the payment and its gross revenue in 2004. Finally, the Merger Agreement provides that if the Intraoral Technologies are commercialized, Mr. Geng will be entitled to 50% of all profits generated from the Intraoral Technologies for a period of five years following February 14, 2005.

Business Of Genex. Genex, a private company incorporated under the laws of the State of Maryland, was founded in 1995. Genex offers imaging products and complete solutions for three-dimensional imaging and display, intelligent surveillance, and three-dimensional facial recognition. It has both  a research and development team as well as two product teams, one with a focus on Government products and one with a focus on commercial products. Genex currently has approximately 20 employees.

Accounting Policy

Due to the change in control following this transaction, it is accounted for as a reverse acquisition. This reverse acquisition is treated as a recapitalization of GENEX under the capital structure of Technest in exchange for Technest’s net assets.

NOTE 2 - PRO FORMA INTEREST EXPENSE

The Pro forma interest expense for the years ended December 31, 2003 and 2004, assuming the $550,000 loan was outstanding for this period amounts to $33,000 in each year  respectively at an interest rate of 6% per annum.

NOTE 3 – REVERSAL OF GAIN ON SALE OF SUBSIDIARY

On March 25, 2003, the Company sold all the outstanding shares held by it in Technest, Inc. (subsidiary) to Aberdeen Avenue LLC for $1.00. As a result of the sale the Company reversed $2,234,423 of the subsidiary's liabilities, which was recorded as a gain on sale of subsidiary. As this represents the gain on a discontinued business it’s effect on the financial statements was reversed for the pro forma statement.

NOTE 4 - PRO FORMA INCOME TAXES

GENEX's income tax expense for the twelve months ended December 31, 2003 were eliminated as it is assumed that a consolidated tax return would have been filed utilizing the 2003 net tax losses carried forward for of Technest against the taxable income of GENEX.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technest Holdings, Inc.

Date:  May 2, 2005

                                                By:   /S/ Robert Tarini .

                                                     ---------------------------

                                                     Name: Robert Tarini

                                    Title:   Chairman and Chief Executive Officer

                                                By:   /S/ Gino Pereira.

                                                     ---------------------------

                                                     Name: Gino Pereira

                                    Title:          Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER DESCRIPTION -------------- ----------- 23.1 Consent of Wolf & Company, P.C.

End of Filing